SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2002

ECOMETRY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	0-25297	65-0090038

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 South Congress Avenue, Delray Beach, Florida	33445-6368

(Address of Principal Executive Offices)	(Zip Code)

            Registrant’s telephone number, including area code: (561) 265-2700

Not Applicable

(Former Name or Former Address; if Changed Since Last Report)

Item 5. Other Events.

     On May 22, 2002, shareholders approved the merger (the “Merger”) of SG Merger Corp., a Florida corporation, with and into Ecometry Corporation, a Florida corporation (the “Company”) and on May 31, 2002 the Merger became effective.

     A copy of the press release announcing the shareholder approval of the Merger issued on May 22, 2002 and the press release announcing the completion of the Merger issued on May 31, 2002 are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     Not applicable

(b)  Pro Forma Financial Information.

     Not applicable

(c)  Exhibits.

99.1	Press Release of Ecometry Corporation issued on May 22, 2002.
99.2	Press Release of Ecometry Corporation issued on May 31, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 31, 2002	ECOMETRY CORPORATION

By: /s/ Martin K. Weinbaum

Martin K. Weinbaum
Vice President Finance and
Chief Financial Officer